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                                                                      Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 11, 2000 on the financial statements of ITC/\DeltaCom, Inc. and Subsidiaries, included in this Form 8-K into ITC/\DeltaCom, Inc.'s previously filed Registration Statement on Form S-8, File No. 333-85627.

ARTHUR ANDERSEN LLP

Atlanta, Georgia

March 6, 2000